  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2018
_________________

OXBRIDGE RE HOLDINGS LIMITED
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36346	98-1150254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. EmployerIdentification No.)

Suite 201, 42 Edward Street, Georgetown P.O. Box 469 Grand Cayman, Cayman Islands (Address of Principal Executive Office)		KY1-9006 (Zip Code)
Registrant’s telephone number, including area code: (345) 749-7570

______________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

This Current Report on Form 8-K/A amends the Current Report on Form 8-K (the “Form 8-K”) of Oxbridge Re Holdings Limited (the “Company”), furnished to the Securities and Exchange Commission by the Company on May 14, 2019. On May 14, 2019, the Company issued a press release announcing its financial results for the first fiscal quarter ended March 31, 2019 (the “Q1 Earnings Release”).

The Company is furnishing this Form 8-K/A for the purpose of correcting the following errors in the consolidated balance sheet included in the Q1 Earnings Release. The errors related to the omission of operating lease right-of-use assets and operating lease liabilities, and adjustment to prepayment and other assets financial statement line items at March 31, 2019.

CONSOLIDATED BALANCE SHEETS	As Currently Reported	As Previously Announced	Difference
Operating lease right-of-use assets	155	-	(155)
Prepayment and other assets	125	131	6
Total Assets	8,559	8,410	(149)

Operating lease liabilities	149	-	(149)
Total liabilities	385	236	(149)

Updated versions of the Q1 Earnings Release reflecting the above-revised financial information will be posted on the Company’s website at www.oxbridgere.com.

The information in this Item 2.02 of Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by special reference in such filing.

Item 9.01 Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXBRIDGE RE HOLDINGS LIMITED

Date: May 15, 2019	By:	/s/ Wrendon Timothy
Wrendon Timothy
(Principal Accounting Officer and Chief Financial Officer and Secretary Principal Financial Officer)

A signed original of this Form 8-K has been provided to Oxbridge Re Holdings Limited and will be retained by Oxbridge Re Holdings Limited and furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Corrected Excerpt of Press Release